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Exhibit 99.4

Contacts: Shelley Peterson, 303-316-5625 Scott Grace, 303-394-7709	July 14, 2009

Janus Capital Group Announces Launch of Cash Tender

DENVER—Janus Capital Group Inc. ("JCG") (NYSE: JNS) today announced that it is offering to purchase for cash (the "Tender Offer") up to $400 million aggregate principal amount of its outstanding 5.875% Senior Notes due 2011, 6.250% Senior Notes due 2012, and 6.700% Senior Notes due 2017 (collectively, the "Notes"), on the terms and subject to the conditions set forth in the offer to purchase dated July 14, 2009 (the "Offer to Purchase") and the accompanying letter of transmittal (the "Letter of Transmittal").

JCG is offering to purchase up to $400 million aggregate principal amount of the Notes (the "Tender Cap"), as set forth in the table below. If the aggregate principal amount of Notes that are validly tendered exceeds the Tender Cap, the Company will accept for payment an aggregate principal amount of Notes up to an amount equal to the Tender Cap, and the Notes will be purchased in accordance with the acceptance priority level in numerical priority order set forth in the table below (the "Acceptance Priority Level"). In addition, the 6.700% Senior Notes due 2017 are subject to a maximum repurchase amount of $75 million.

All Notes tendered having a higher-ranking Acceptance Priority Level will be accepted before any tendered Notes having a lower-ranking Acceptance Priority Level are accepted. If there are sufficient remaining funds to purchase some, but not all, of the Notes of an applicable Acceptance Priority Level, the amount of Notes purchased in that priority level will be prorated based on the aggregate principal amount tendered with respect to the applicable Acceptance Priority Level. In that event, Notes of any other series with a lower-ranking Acceptance Priority Level than the prorated series of Notes will not be accepted for purchase.

The tender offer consideration for each $1,000 face amount of each series of the Notes tendered and accepted for purchase pursuant to the offer will be the applicable tender offer consideration for such series of Notes set forth in the table below (in each case, the "Total Consideration"). Holders of Notes that are validly tendered on or before the Early Tender Date (as defined below), not validly withdrawn on or before the Withdrawal Date (as defined below) and accepted for purchase will receive the applicable Total Consideration inclusive of the applicable early tender payment for each series of Notes set forth in the table below (the "Early Tender Payment").

TABLE OF COMPANY NOTES

					Dollar per $1,000 Face Amount
			Aggregate Principal Amount Outstanding
Title of Security	CUSIP Numbers	Acceptance Priority Level		Maximum Tender Amount	Total Consideration	Early Tender Payment	Late Tender Offer Consideration
5.875% Senior Notes due 2011	47102XAD 7	1	$275,000,000	—	$1,000.00	$40.00	$960.00
6.250% Senior Notes due 2012	47102XAE 5	2	$300,000,000	—	$980.00	$40.00	$940.00
6.700% Senior Notes due 2017	47102XAF 2	3	$450,000,000	$75,000,000	$900.00	$40.00	$860.00

The Tender Offer will expire at 12:00 midnight, New York City time, on Tuesday, August 11, 2009, unless extended or earlier terminated (such date and time, as the same may be extended, the "Offer Expiration Date"). In order to receive the Early Tender Payment, holders of Notes must tender their Notes on or before 5:00 p.m., New York City time, on July 27, 2009, unless extended by the Company (such date and time, as the same may be extended, the "Early Tender Date"). Holders who tender their Notes after the Early Tender Date will receive only the Late Tender Offer Consideration. Holders who tender their Notes may withdraw such Notes at any time on or before 5:00 p.m., New York City time, on July 27, 2009, unless extended by JCG (such date and time, as the same may be extended, the "Withdrawal Date").

The complete terms and conditions of the Tender Offer are set forth in the Offer to Purchase and the Letter of Transmittal that are being sent to holders of the Notes. Holders are urged to read the Offer to Purchase and the Letter of Transmittal carefully when they become available.

Consummation of the Tender Offer is subject to, and conditioned upon, the satisfaction or, where applicable, waiver of certain conditions set forth in the Offer to Purchase. The Company may amend, extend or terminate the Tender Offer at any time. In addition, the Company reserves the right to increase the Maximum Tender Amount for the Notes at any time, which could result in purchasing a greater principal amount of Notes in the Tender Offer.

J.P. Morgan Securities Inc. and Goldman, Sachs & Co. are serving as Dealer Managers in connection with the Tender Offer. Global Bondholder Services Corporation is serving as Depositary and Information Agent in connection with the Tender Offer. Persons with questions regarding the Tender Offer should contact J.P. Morgan Securities Inc. at (866) 834-4666 (toll free) or (212) 834-3424 (collect) or Goldman, Sachs & Co. at (800) 828-3182 (toll free) or (212) 357-4692 (collect). Requests for copies of the Offer to Purchase or the Letter of Transmittal may be directed to Global Bondholder Services Corporation at (866) 470-3900 (toll free) or (212) 430-3774 (collect).

THE TENDER OFFER IS BEING MADE SOLELY ON THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL. UNDER NO CIRCUMSTANCES SHALL THIS PRESS RELEASE CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL THE NOTES OR ANY OTHER SECURITIES OF THE COMPANY. THE TENDER OFFER IS BEING MADE ONLY BY THE OFFER TO PURCHASE DATED JULY 14, 2009 AND THE RELATED LETTER OF TRANSMITTAL.

THE TENDER OFFER IS NOT BEING MADE IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION UNDER APPLICABLE SECURITIES OR BLUE SKY LAWS. IN ANY JURISDICTION WHERE THE LAWS REQUIRE TENDER OFFERS TO BE MADE BY A LICENSED BROKER OR DEALER, THE TENDER OFFER WILL BE DEEMED TO BE MADE ON BEHALF OF THE COMPANY BY THE DEALER MANAGER, OR ONE OR MORE REGISTERED BROKER DEALERS UNDER THE LAWS OF SUCH JURISDICTION.

About Janus Capital Group Inc.

Janus Capital Group Inc. (JCG) is a global investment firm offering strategies from three individual investment boutiques: Janus Capital Management LLC (Janus), INTECH Investment Management LLC (INTECH) and Perkins Investment Management LLC (Perkins). Each manager employs a research-intensive approach that is distinct within its respective asset class. This multi-boutique approach enables the firm to provide style-specific expertise across an array of strategies, including growth, value and risk-managed equities, fixed income and alternatives through one common distribution platform.

At the end of June 2009, JCG managed $132.6 billion in assets for shareholders, clients and institutions around the globe. Based in Denver, JCG also has offices in London, Tokyo, Hong Kong and Singapore.

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Certain statements in this press release constitute "forward-looking statements". Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate", "forecast" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. These statements are based on the beliefs and assumptions of Company management based on information currently available to management.

Various risks, uncertainties, assumptions and factors that could cause future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, risks associated with the appointment of an interim CEO and our ability to identify a permanent CEO and resulting potential disruptions to the Company and our business, risks associated with our proposed capital raising transaction and related debt tender offer, including whether such offers and tender offers will be successful and on what terms they may be completed, and other risks, uncertainties, assumptions and factors specified in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 included under headings such as "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in other filings and furnishings made by the Company with the SEC from time to time. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. Many of these factors are beyond the control of the Company and its management. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except for the Company's ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

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  Exhibit 99.4